THOMAS J. DIETZ, Ph.D., APPOINTED TO THE TRANSCEPT PHARMACEUTICALS BOARD OF DIRECTORS

Point Richmond, Calif., April 10, 2013 – Transcept Pharmaceuticals, Inc. (Nasdaq: TSPT), a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience, today announced that Thomas J. Dietz, Ph.D., Chairman and CEO of Waypoint Holdings, LLC, a financial holdings and services company, has joined the board of Transcept Pharmaceuticals as an independent director effective April 10, 2013.

Dr. Dietz has more than 20 years of experience supporting the biopharma industry and the institutional investment community. Prior to his current role as Chairman and CEO of Waypoint Holdings, Dr. Dietz was co-CEO and then CEO and a Director of Pacific Growth Equities, LLC, a San Francisco-based investment bank and institutional brokerage firm from 2004 to 2009, when the firm was acquired by Wedbush Securities.  Dr. Dietz served as head of the investment banking division at Webush until November 2010.  Prior to becoming CEO at Pacific Growth, Dr. Dietz served as the firm’s Director of Equities Research and was an award-winning biotechnology and biopharmaceutical analyst.  Dr. Dietz joined Pacific Growth in 1993.  Previously, he was a member of the research faculty in the Department of Medicine, University of California, San Francisco and the VA Medical Center.  Dr. Dietz is a member of several national societies and currently serves as Chairman of Galleon Pharmaceuticals, Inc. and Director of Glialogix, Inc. as well as on the boards of trustees of several non-profit organizations, including the West Bay Region board of the Sutter Health System that includes California Pacific Medical Center, San Francisco.  Dr. Dietz holds a Ph.D. in molecular biology and biochemistry from Washington University, St. Louis, and was a National Science Foundation Post-Doctoral Fellow.

“The addition of Tom Dietz further enhances the Board’s already strong pharmaceutical industry expertise,” stated Glenn Oclassen, President and Chief Executive Officer. “Tom brings a track-record of success and deep industry knowledge, and his viewpoint and advice will be important as we move through the next stage of our corporate development.”

“Transcept Pharmaceuticals has a unique asset in Intermezzo, an experienced management team and a strong balance sheet,” stated Dr. Dietz. “I look forward to working with the Transcept board and team to capitalize upon these assets and to create shareholder value.”

About Transcept

Transcept Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the field of neuroscience. Intermezzo® (zolpidem tartrate) sublingual tablet C-IV is the first FDA approved Transcept product. Purdue holds commercialization and development rights for Intermezzo in the United States. For further information about Transcept, please visit www.transcept.com. For information about Intermezzo, please visit www.MyIntermezzo.com.

Forward looking statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to Transcept moving into the next stage of its corporate development and expectations regarding the ability to create shareholder value. Transcept may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in our forward-looking statements and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Transcept makes, including the following: achieving acceptance of Intermezzo by physicians, patients and third party payors; supplying sufficient quantities of Intermezzo from third party manufacturers and suppliers to meet anticipated market demand; the impact of competitive products and the market for Intermezzo generally; our dependence on our collaboration with Purdue; obtaining, maintaining and protecting regulatory exclusivity and intellectual property protection for Intermezzo; our ability to identify and finance additional product candidates for in-licensing or acquisition; and the ability of Transcept to obtain additional funding, if needed, to support its business activities. These and other risks are described in greater detail in the “Risk Factors” section of Transcept periodic reports filed with the SEC. Forward-looking statements do not reflect the potential impact of any future in-licensing, collaborations, acquisitions, mergers, dispositions, joint ventures, or investments Transcept may enter into or make. Transcept does not assume any obligation to update any forward-looking statements, except as required by law.

Contact:
Transcept Pharmaceuticals, Inc.
Leone Patterson
Vice President, Chief Financial Officer
(510) 215-3500
lpatterson@transcept.com

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